                                             AMERICAN HONDA FINANCE CORPORATION

                                             MONTHLY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                                             April 1,  through April 30, 1996




A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                               $540,283,379.66
(B) Class A Certificate Ownership Interest of the Trust                             93.75%
(C) Original Class A Certificate Balance                                   $506,515,668.43
(D) Class A Certificate Rate                                                         6.20%
(E) Original Class B Certificate Balance                                   $33,767,711.23
(F) Class B Certificate Rate                                                         6.20%
(G) Servicing Fee Rate                                                               1.00%
(H) Original Weighted Average Coupon (WAC)                                           9.60%
(I) Original Weighted Average Remaining Term (WAM)                                  45.41 months
(J) Number of Contracts                                                            46,622
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                   0.15%
    (ii)   Reserve Fund Initial Deposit                                       $810,425.07
    (iii)  Specified Reserve Fund Balance Percent                                    0.75%
    (iv)   Specified Reserve Fund Balance                                   $4,052,125.35
    (v)    Reserve Fund Floor Percent                                                1.50%
    (vi)   Reserve Fund Floor Amount                                        $8,104,251.00
    (vii)  Reserve Fund Floor Trigger Amount                                 ##########
(L)  Original Letter of Credit Amount                                        ##########


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                            $395,834,392.47
(B) Total Portfolio Pool Factor                                                 0.7326422
(C) Class A Certificate Balance                                            $371,094,742.94
(D) Class A Principal Factor                                                    0.7326422
(E) Class B Certificate Balance                                            $24,739,649.53
(F) Reserve Fund Balance                                                    $4,052,125.35
(G) Outstanding Interest Advance                                             2,022,088.85
(H) Payahead Account Balance                                                 1,228,096.33
(I) Cumulative Net Losses for All Prior Periods                              2,179,682.44
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                             9.57%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                    38.10 months
(L) Number of Contracts                                                                              40,677
(M) Letter of Credit Amount                                                $31,409,463.34

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                   $5,684,154.16
    (ii)  Prepayments in Full                                               $3,196,877.99
    (iii) Prepayments in Full Due to Repurchases                                    $0.00
(B) Precomputed Contracts Total Collections                                $10,066,299.92
(C) Simple Interest Contracts
    (i)   Collected Principal                                               $8,417,947.94
    (ii)  Collected Interest                                                 1,647,073.77
    (iii) Repurchased Receivables Principal                                          0.00
    (iv)  Repurchased Receivables Interest                                           0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                    592,722.03
    (ii) Current Advance Amount                                               $614,573.03

(E) Interest Advance for Simple Interest - Net (If positive, Additional Adv     (9,552.82)

(F) Payahead Account
    (i)  Payments Applied                                                      343,715.83
    (ii) Additional Payaheads                                                  361,237.39
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                             9.57%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                37.19 months
(I) Remaining Number of Contracts                                                  39,726

(J) Delinquent Contracts                              Contracts                    Amount

    (i)   31-60 Days Delinquent                                 606   1.53%    $7,079,330    1.88%
    (ii)  61-90 Days Delinquent                                  91   0.23%     1,139,792    0.30%
    (iii) Over 90 Days Delinquent                                34   0.09%       429,959    0.11%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                         0.00
(B) Reserve Fund Investment Income -- Paid to Seller                            16,923.85
(C) Aggregate Net Losses for Collection Period                                 469,633.37
(D) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                                1,334,467.55
    (ii)  Net Liquidation Proceeds Received During the Collection Period       779,330.96
    (iii) Recoveries on Previously Liquidated Contracts                         85,503.22
(E) Number of Vehicles Repossessed During the Collection Period                        51


                                                                                            Page 2
                                             AMERICAN HONDA FINANCE CORPORATION

                                             MONTHLY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                                             April 1,  through April 30, 1996
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii + C(i))  $17,298,980.09
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(i) + D(ii)  ##########
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                   864,834.18
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                           0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                       0.00

(F) Total Collections (A+B+C+D+E)                                            ##########
(G) Net Simple Interest Advance Amount  (C(E))                                  (9,552.82)

(H) Total Available Amount (F+G)                                             ##########


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))               ##########
(B) Principal on Repurchased Contracts (I(D))                                        0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                ##########


(D) Total Principal Reduction (A+B+C)                                        ##########

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                       ##########
    (ii)  Monthly Principal to Class A (B(C)-(III(i)*A(B))                   ##########

    (iii) Total Distributable Amount (i+ii)                                  ##########

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)*B(E))                       ##########
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                         ##########

    (iii) Total Distributable Amount (i+ii)                                  ##########

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                          ##########
    (ii)  Class A Amount (II(E)iii)                                          ##########
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                         0.00
    (iv) Class B Amount (II(F)iii)                                           ##########
    (v) Residual Release to Seller                                                     0.00

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                          ##########

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                     0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II(H))    ##########


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                                      Beginning                  End
                                                      of Period               of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                         ############            ##########
    (ii)  Total Pool Factor                               0.7326422             0.6981539
    (iii) Class A Certificate Balance                ############            ##########
    (iv)  Class A Principal Factor                        0.7326422             0.6981539
    (v)   Class B Certificate Balance                ############            ##########

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                        9.57%                 9.57%
    (ii)  Weighted Average Remaining Maturity (WAM            38.10 months          37.19 months
    (iii) Remaining Number of Contracts                      40,677                39,726


(C) Outstanding Advance Amount                        $2,022,088.85          ##########

(D) Outstanding Payahead Balance                      $1,228,096.33          ##########




                                                                                             Page 3
IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                   $4,052,125.35

(B) Draw for Class A Distributable Amount and(If Positive ((II(E)iii+(G)i)-          0.00
    (i) Contribution from Seller to fund new floor amount per Article I of               7,263,903.00
(C) Draw for Class B Distributable Amount and Servicing Fee                          0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                                 0.00
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                      ##########

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                 ##########

(G) Reserve Fund Release to Seller                                                  $0.00
        (If Positive (E-F))

(H) Ending Reserve Fund Balance (E-G)                                        ##########



V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                 $469,633.37
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)          ##########
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D    779,330.96
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)               85,503.22
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                        ##########

(D) Delinquent and Repossessed Contracts
                                                          Contracts                Amount

    (i)   31-60 Days Delinquent                                 606   1.53% $7,079,330.00         #
    (ii)  61-90 Days Delinquent                                  91   0.23%  1,139,792.00         #
    (iii) Over 90 Days Delinquent                                34   0.09%    429,959.00         #

    (iv)  Vehicles Repossessed During the Collecti               51   0.13%    739,275.46         #
    (v)  Total Accumulated Repossessed and in inve              119   0.29%               1,543,255.22

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                        1.14%
    (ii)  Preceeding Collection Period                                               1.48%
    (iii) Current Collection Period                                                  1.46%
    (iv)  Three Month Average (Avg(i,ii,iii))                                        1.36%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                        0.76%
    (ii)  Preceeding Collection Period                                               0.70%
    (iii) Current Collection Period                                                  0.61%
    (iv)  Three Month Average (Avg(i,ii,iii))                                        0.69%

(C) Loss and Delinquency Trigger Indicator                                 Trigger Was Hit!!


VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter ofCredit Amount  (A(L))                                $36,000,000.00
(B) Reset Percentage (# of contracts end of period / Original # of contract         85.21%
(C)  Less Draws                                                                     $0.00
(D)  Balance End of Period  ((VIII(A) * VIII(B) - VIII(C))                   ##########


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



                          Mr. John Weisickle
                          Vice President / Finance